Exhibit 10.68

Execution Copy

HEARTLAND PAYMENT SYSTEMS, INC.,

a Delaware corporation, as mortgagor

(Borrower)

to

JPMORGAN CHASE BANK, N.A.,

a national banking association, as mortgagee

(the Administrative Agent)

MORTGAGE AND

SECURITY AGREEMENT

Dated: January 20, 2011

PREPARED BY AND UPON

RECORDATION RETURN TO:

Keith D. Mull

MULL & HEINZ, LLC

2867 Charlestown Road

New Albany, Indiana 47150

(812) 206-2315

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Security Instrument”) dated as of January 20, 2011, by HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation, having an address at 90 Nassau Street, Princeton, NJ 08542, as mortgagor (the “Borrower”), for the benefit of JPMORGAN CHASE BANK, N.A., a national banking association, having an address at 700 North Pearl Street, Suite 705, Dallas, Texas 75201, in its capacity as administrative agent and mortgagee (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders and the other Secured Parties defined in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of November 24, 2010 (as the same may be further amended, restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Credit Agreement);

WHEREAS, the Borrower is entering into this Security Instrument as a condition to the Lenders entering into the Credit Agreement and to secure the Obligations (as defined in the Credit Agreement); and

WHEREAS, this Security Instrument is given pursuant to the Credit Agreement, and payment, fulfillment, and performance by the Borrower of the Obligations are secured hereby, and each and every term and provision of the Credit Agreement, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument.

NOW THEREFORE, in consideration of the ongoing support of the Loans by the Lenders and the other financial accommodations extended by the Secured Parties to the Borrower and the covenants, agreements, representations and warranties set forth in this Security Instrument:

Article 1 - GRANTS OF SECURITY

Section 1.1 PROPERTY MORTGAGED. The Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to the Administrative Agent and its successors and assigns all of the Borrower’s right, title and interest in, to and under the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. All of the Borrower’s right, title, interest, privileges and options pertaining to the property described on Exhibit A hereto (such right, title, interest, privilege and options in such property are referred to herein as the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. All right, title and interest of the Borrower in the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All right, title and interest of the Borrower in all easements, rights-of- way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of the Borrower of, in and to the Land and the Improvements and every part and parcel thereof; with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by the Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data- processing and other office equipment now owned or hereafter acquired by the Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”);

(f) Fixtures. All the Equipment now owned, or the ownership of which is hereafter acquired, by the Borrower which is so related to the Land and the Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”);

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code) (including, but not limited to, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other than Fixtures, which are now or hereafter owned by the Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of the Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property of the Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto (collectively, the “Leases”), whether before or after the filing by or against the Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) and all right, title and interest of the Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, gross revenues, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the Borrower from any and all sources arising from or attributable to the Property (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

(i) Condemnation Awards. All right, title and interest of the Borrower in and to all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All right, title and interest of the Borrower in and to all proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All right, title and interest of the Borrower in and to all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(1) Rights. The right, in the name and on behalf of the Borrower, to appear in and defend any action or proceeding brought with respect to the Land, Improvements, Fixtures and Equipment and to commence any action or proceeding to protect the interest of the Administrative Agent in the Land, Improvements, Fixtures or Equipment;

(m) Agreements. To the extent assignable, all right, title and interest of the Borrower in and to all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of the Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of any Event of Default hereunder, to receive and collect any sums payable to the Borrower thereunder;

(n) Trademarks. To the extent assignable, all right, title and interest of the Borrower in and to all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(o) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise;

(p) Accounts. All reserves, escrows and deposit accounts maintained by the Borrower with respect to the Property; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, or substitutions thereon and thereof, and

(q) Other Rights. Any and all other rights of the Borrower in and to the items set forth in Subsections (a) through (above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, the Borrower expressly grants to the Administrative Agent, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and the Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 ASSIGNMENT OF RENTS. The Borrower hereby absolutely and unconditionally assigns to the Administrative Agent all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(h) of this Security Instrument, the Administrative Agent grants to Borrower a revocable license to collect, receive, use and enjoy the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums.

Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Borrower in the Property. By executing and delivering this Security Instrument, the Borrower hereby grants to the Administrative Agent, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, the Administrative Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as the Administrative Agent may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of the Administrative Agent after the occurrence and during the continuance of an Event of Default, the Borrower shall, at its expense, assemble the Collateral and make it available to the Administrative Agent at a convenient place (at the Land if tangible property) acceptable to the Administrative Agent. The Borrower shall pay to the Administrative Agent on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by the Administrative Agent in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by the Administrative Agent with respect to the Collateral sent to the Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to the Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by the Administrative Agent to the payment of the Obligations in such priority and proportions as the Administrative Agent in its discretion shall deem proper. The principal place of business of the Borrower (Debtor) is as set forth on page one hereof and the address of the Administrative Agent (Secured Party) is as set forth on page one hereof.

Section 1.4 FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement naming the Borrower as Debtor and the Administrative Agent as Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of the Administrative Agent and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if the Borrower shall well and truly pay to the Administrative Agent the Obligations at the time and in the manner provided in the Credit Agreement, the other Loan Documents and this Security Instrument, shall well and truly perform the Obligations and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the other Loan Documents, (i) these presents and the estate hereby granted shall cease, terminate and be void and (ii) the Administrative Agent, at the request and expense of the Borrower, will execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction, discharge and termination of this Security Instrument as provided above, and will duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such of the Property as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Security Instrument or the other Loan Documents; provided, however, that the Borrower’s obligation to indemnify and hold harmless the Administrative Agent pursuant to the provisions hereof or any of the other Loan Documents shall survive any such payment or release to the extent expressly provided herein or in any of the other Loan Documents.

Article 2 - OBLIGATIONS SECURED

This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations as more fully described in the Credit Agreement and the performance of all other obligations of the Borrower contained herein and therein.

Article 3 - BORROWER COVENANTS

The Borrower covenants and agrees that:

Section 3.1 PAYMENT OF THE OBLIGATIONS. Borrower will pay the Obligations at the time and in the manner provided in the Credit Agreement and the other Loan Documents.

Section 3.2 INCORPORATION BY REFERENCE, All the covenants, conditions and agreements contained in (a) the Credit Agreement, (b) the Collateral Documents, (c) the Promissory Notes, if any, (d) the Letters of Credit and all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 INSURANCE. The Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to the Borrower and the Property as required pursuant to the Credit Agreement.

Section 3.4 MAINTENANCE OF PROPERTY. The Borrower shall cause the Property to be maintained in a good and safe condition and repair in accordance with the terms and conditions of the Credit Agreement. Except to the extent permitted by the Credit Agreement, the Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements or disposition in the ordinary course of business of Fixtures or Equipment that are obsolete and surplus to the needs of the Borrower) without the consent of the Administrative Agent. The Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation, in each case, in accordance with the Credit Agreement, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 WASTE. The Borrower shall not commit or suffer any material physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or do thereon anything that may in any way cause a Material Adverse Effect or materially impair the security of this Security Instrument. The Borrower will not, without the prior written consent of the Administrative Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 PAYMENT FOR LABOR AND MATERIALS.

(a) Subject to paragraph (b) below, the Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event not permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b) After prior written notice to the Administrative Agent, the Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Credit Agreement, this Security Instrument or any of the other Loan

Documents, (ii) the Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from the Borrower and from the Property or the Borrower shall have paid all of the Labor and Material Costs under protest or shall have provided the bond or other security contemplated by clause (vi) below, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost while such contest is being conducted, and (vi) the Borrower shall have furnished any bond or other security as may be required in the proceeding, or as may be requested by the Administrative Agent to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 PERFORMANCE OF OTHER AGREEMENTS. The Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by the Borrower pursuant to the Credit Agreement, the other Loan Documents and, to the extent commercially reasonable under the circumstances, pursuant to any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 CHANGE OF NAME, IDENTITY OR STRUCTURE. The Borrower shall not change the Borrower’s name, identity, organizational identification number or the Borrower’s corporate, partnership or other structure without first (a) notifying the Administrative Agent of such change in writing at least thirty (30) days (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior to the effective date of such change, (b) taking all action reasonably required by the Administrative Agent for the purpose of perfecting or protecting the lien and security interest of the Administrative Agent and (c) in the case of a change in the Borrower’s structure, without first obtaining the prior written consent of the Administrative Agent (to the extent such consent is required pursuant to the terms of the Credit Agreement).

Article 4 - OBLIGATIONS AND RELIANCES

Section 4.1 RELATIONSHIP OF THE BORROWER AND THE ADMINISTRATIVE AGENT. The relationship between the Borrower and the Administrative Agent is solely that of debtor and creditor, and the Administrative Agent has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Credit Agreement, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between the Borrower and the Administrative Agent to be other than that of debtor and creditor.

Section 4.2 No RELIANCE ON THE ADMINISTRATIVE AGENT. The Borrower is not relying on the Administrative Agent’s expertise, business acumen or advice in connection with the Property.

Section 4.3 NO ADMINISTRATIVE AGENT OBLIGATIONS.

(a) Notwithstanding the provisions of Subsections 1.1(h) and or Section 1.2, the Administrative Agent is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to the Administrative Agent pursuant to this Security Instrument, the Credit Agreement or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, the Administrative Agent shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by the Administrative Agent.

Article 5 - FURTHER ASSURANCES

Section 5.1 RECORDING OF SECURITY INSTRUMENT, ETC. The Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of the Administrative Agent in, the Property. The Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges (other than income, franchise and similar taxes imposed on the Administrative Agent, its affiliates or participants, or assignees of the Loans) arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 FURTHER ACTS, ETC. Subject to the terms and conditions and limitations of the Credit Agreement, the Borrower will, at the cost of the Borrower, and without expense to the Administrative Agent, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as the Administrative Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Administrative Agent the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which the Borrower may be or may hereafter become bound to convey or assign to the Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all legal requirements in connection therewith. The Borrower, within five

(5) Business Days after receipt of the Administrative Agent’s written demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes the Administrative Agent to execute in the name of the Borrower or without the signature of the Borrower to the extent the Administrative Agent may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of the Borrower as authorized by applicable law, to evidence more effectively the security interest of the Administrative Agent in the Property. The Borrower also ratifies its authorization for the Administrative Agent to have filed any initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument, the Borrower grants to the Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Administrative Agent at law and in equity pursuant to this Section 5.2. To the extent not prohibited by applicable law, the Borrower hereby ratifies all acts the Administrative Agent has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3 CHANGES IN TAX DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Obligations or the Administrative Agent’s interest in the Property (other than income, franchise and similar taxes imposed on the Administrative Agent or any other Secured Party, their respective affiliates, or assignees of or participants in the Loans), the Borrower will pay the tax, with interest and penalties thereon, if any. If the Administrative Agent is advised by counsel chosen by it that the payment of tax by the Borrower would be unlawful or taxable to the Administrative Agent or any other Secured Party or unenforceable or provide the basis for a defense of usury then the Administrative Agent shall have the option by written notice of not less than one hundred twenty (120) days to declare the Obligations immediately due and payable.

(b) the Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Taxes or other similar charges assessed against the Property, or any part thereof; and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Obligations. If such claim, credit or deduction shall be required by law, the Administrative Agent shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Obligations immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same (other than income, franchise and similar taxes imposed on the Administrative Agent or any other Secured Party, their respective affiliates, or assignees of or participants in the Loans), the Borrower will pay for the same, with interest and penalties thereon, if any.

Article 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1 THE ADMINISTRATIVE AGENT RELIANCE. The Borrower acknowledges that the Administrative Agent will rely on the Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment and performance of the Obligations. Borrower acknowledges that the Administrative Agent has a valid interest in maintaining the value of the Property so as to ensure that, should the Borrower default in the repayment or performance of the Obligations, the Administrative Agent can recover the Obligations by a sale of the Property.

Section 6.2 No TRANSFER. The Borrower shall not sell, transfer, lease or otherwise dispose of the Property, unless specifically permitted by Section 6.11 of the Credit Agreement.

Article 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, the Borrower agrees that the Administrative Agent may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Borrower and in and to the Property, including, but not limited to, the following actions, each of which may, subject to applicable law, be pursued concurrently or otherwise, at such time and in such order as the Administrative Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent:

(a) declare the entire unpaid Obligations to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) to the extent permitted by applicable law, sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of the Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Credit Agreement or in the other Loan Documents;

(f) subject to applicable law, recover judgment on the Credit Agreement and/or any of the other Loan Documents either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) subject to applicable law, apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of the Borrower, any Guarantor, indemnitor with respect to the Loans or of any Person liable for the payment of all or any portion of the Obligations;

(h) subject to applicable law, the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and the Administrative Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess the Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude the Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts in the Borrower’s possession relating thereto and the Borrower agrees to surrender possession of the Property and of such books, records and accounts to the Administrative Agent upon demand, and thereupon the Administrative Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as the Administrative Agent deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of the Borrower with respect to the Property, whether in the name of the Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require the Borrower to pay monthly in advance to the Administrative Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by the Borrower; (vi) require the Borrower to vacate and surrender possession of the Property to the Administrative Agent or to such receiver and, in default thereof, the Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as the Administrative Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, other charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of the Administrative Agent, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as the Administrative Agent may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request the Borrower at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to the Administrative Agent at a convenient place acceptable to the Administrative Agent. Any notice of sale, disposition or other intended action by the Administrative Agent with respect to the Fixtures, the Equipment and/or the Personal Property sent to the Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to the Borrower;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of the Administrative Agent in accordance with the terms of the Credit Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion:

(i)	Taxes and other charges related to the Property;

(ii)	insurance premiums related to the Property;

(iii)	interest on the unpaid principal balance of the Obligations;

(iv)	amortization of the unpaid principal balance of the Obligations;

(v)	all other sums payable pursuant to the Credit Agreement, this Security Instrument and the other Loan Documents;

(k) pursue such other remedies as the Administrative Agent may have under applicable law. In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, pursuant to Section 7.1 hereof, or any other sums collected by the Administrative Agent pursuant to this Security Instrument or the other Loan Documents, upon and during the continuance of an Event of Default may be applied by the Administrative Agent to the payment of the Obligations in such priority and proportions as the Administrative Agent in its discretion shall deem proper.

Section 7.3 RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default or if the Borrower fails to make any payment or to do any act as herein provided, the Administrative Agent may, but without any obligation to do so and without notice to or demand on the Borrower and without releasing the Borrower from any obligation hereunder, make or do the same in such manner and to such extent as the Administrative Agent may deem necessary to protect the security hereof, the Administrative Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Obligations and shall be due and payable to the Administrative Agent upon demand. All such costs and expenses incurred by the Administrative Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the rate described in Section 2.12(c)(ii) of the Credit Agreement, for the period after notice from the Administrative Agent that such cost or expense was incurred to the date of payment to the Administrative Agent. All such costs and expenses incurred by the Administrative Agent together with interest thereon calculated at the rate described in Section 2.12(c)(ii) shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by the Administrative Agent therefor.

Section 7.4 ACTIONS AND PROCEEDINGS. Subject to the terms, provisions and limitations set forth in the Credit Agreement, the Administrative Agent has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of the Borrower, which the Administrative Agent, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5 RECOVERY OF Sums REQUIRED TO BE PAID. The Administrative Agent shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Administrative Agent thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Borrower existing at the time such earlier action was commenced.

Section 7.6 EXAMINATION OF BOOKS AND RECORDS. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties up to twice each calendar year, during business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, provided that upon the occurrence and during the continuation of a payment Default or an Event of Default, no prior notice shall be required and the Administrative Agent or any Lender may make unlimited visits to inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be present at any such discussion with such independent accountants), from time to time and at any and all times as it may elect in its sole discretion.

Section 7.7 OTHER RIGHTS, ETC.

(a) The failure of the Administrative Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. The Borrower shall not be relieved of the Borrower’s obligations hereunder by reason of (i) the failure of the Administrative Agent to comply with any request of the Borrower or any guarantor or indemnitor with respect to the Loans to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or the other Loan Documents, (ii) the release, regardless of consideration, of less than all of the Property except to the extent of the portion of the Property so released, or of any person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by the Administrative Agent extending the time of payment or otherwise modifying or supplementing the terms of this Security Instrument or the other Loan Documents (except to the extent expressly provided in such agreement or stipulation).

(b) It is agreed that the risk of loss or damage to the Property is on the Borrower, and the Administrative Agent shall have no liability whatsoever for decline in value of the Property, for failure to maintain any insurance policies in connection with the Property, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by the Administrative Agent shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property, any Personal Property or Collateral not in the Administrative Agent’s possession.

(c) Subject to applicable law, the Administrative Agent may resort for the payment of the Obligations to any other security held by the Administrative Agent in such order and manner as the Administrative Agent, in its discretion, may elect. Subject to applicable law, the Administrative Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Administrative Agent thereafter to foreclose this Security Instrument. The rights of the Administrative Agent under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. Subject to applicable law, no act of the Administrative Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. The Administrative Agent shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. The Administrative Agent may release any portion of the Property for such consideration as the Administrative Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by the Administrative Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as the Administrative Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument or the Credit Agreement, the Administrative Agent and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of the Borrower, any Guarantor and indemnitor contained in Sections 9.2 and 9.3 herein and Section 9.03 of the Credit Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Credit Agreement or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event the Administrative Agent commences a foreclosure action against the Property, the Administrative Agent is entitled to pursue a deficiency judgment with respect to such obligations against the Borrower and any Guarantor or indemnitor with respect to the Obligations. The Borrower and any Guarantor or indemnitor with respect to the Loans are fully and personally liable for the obligations herein and in the Credit Agreement. The liability of the Borrower and any Guarantor or indemnitor with respect to the Loans is not limited to the original principal amount of the Credit Agreement. Notwithstanding the foregoing, nothing herein shall inhibit or prevent the Administrative Agent from foreclosing or exercising any other rights and remedies pursuant to the Credit Agreement, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against the Borrower pursuant to this Security Instrument and/or the Credit Agreement, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, the Administrative Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in connection with any Environmental Liability.

Section 7.10 RIGHT OF ENTRY. Upon notice to the Borrower, the Administrative Agent and its agents shall have the right to enter and inspect the Property subject, however, to the rights of tenants of the Property.

Article 8 - INTENTIONALLY OMITTED

Article 9 - INDEMNIFICATION

Section 9.1 GENERAL INDEMNIFICATION. The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following including Losses arising out of the negligence of the Indemnified Party: (a) any interest held by the Administrative Agent in the Property or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations, the Credit Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by the Administrative Agent in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with the Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of the Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Requirement of Law; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against the Administrative Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through the Borrower which may be payable in connection with the funding of the Loans; or (m) any misrepresentation made by the Borrower in this Security Instrument or any other Loan Document; provided, however, that the foregoing indemnification obligations shall not apply to any Losses that are the result of the recklessness, willful misconduct or fraud of any Indemnified Party. Any amounts payable to the Administrative Agent by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the rate set forth in Section 2.12(c)(ii) of the Credit Agreement from the date loss or damage is sustained by the Administrative Agent until paid. For purposes of this Article 9, the term “Indemnified Parties” means the Administrative Agent, the Issuing Bank, each Lender, the other Secured Parties and each Related Party of any of the foregoing Persons, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing.

Section 9.2 MORTGAGE AND/OR INTANGIBLE TAX. The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Credit Agreement or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 9.3 INTENTIONALLY OMITTED.

Section 9.4 INTENTIONALLY OMITTED.

Section 9.5 DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, the Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both the Borrower and any Indemnified Party and the Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without the Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, the Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 10 - WAIVERS

Section 10.1 WAIVER OF COUNTERCLAIM. To the extent permitted by applicable law, the Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by the Administrative Agent arising out of or in any way connected with this Security Instrument, the Credit Agreement, any of the other Loan Documents or the Obligations.

Section 10.2 MARSHALLING AND OTHER MATTERS. To the extent permitted by applicable law, the Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, the Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of the Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 10.3 WAIVER OF NOTICE. To the extent permitted by applicable law, the Borrower shall not be entitled to any notices of any nature whatsoever from the Administrative Agent except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by the Administrative Agent to the Borrower and except with respect to matters for which the Administrative Agent is required by applicable law to give notice, and to the extent permitted by applicable law, the Borrower hereby expressly waives the right to receive any notice from the Administrative Agent with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by the Administrative Agent to the Borrower.

Section 10.4 WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, the Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.

Section 10.5 SURVIVAL. The indemnifications made pursuant to Section 9.3 herein and the representations and warranties, covenants, and other obligations arising in connection with any indemnification related to any Environmental Liability, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or the Administrative Agent’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of the Administrative Agent’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Credit Agreement or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by the Borrower or by the Administrative Agent following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Credit Agreement or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of the Borrower from the obligations pursuant hereto.

Article 11 - EXCULPATION

The provisions of Article VIII and Section 9.03 of the Credit Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 12 - NOTICES

All notices or other-written communications hereunder shall be delivered in accordance with Section 9.01 of the Credit Agreement.

Article 13 - APPLICABLE LAW

Section 13.1 GOVERNING LAW.

(A) THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO WITH RESPECT TO THE PROPERTY (OTHER THAN THAT DESCRIBED IN SUBPARAGRAPH II BELOW) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY AND FIXTURES ARE LOCATED AND (II) WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE, THE LAW OF THE JURISDICTION APPLICABLE IN

ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK SHALL GOVERN. TO THE FULLEST EXTENT PERMITTED BY LAW. THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT OR THE BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT THE ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON THE BORROWER MAILED OR DELIVERED TO THE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

Section 13.2 USURY LAWS. Notwithstanding anything to the contrary, (a) all agreements and communications between the Borrower and the Administrative Agent are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by the Administrative Agent shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of the Borrower to the Administrative Agent and (c) if through any contingency or event, the Administrative Agent receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of the Borrower to the Administrative Agent, or if there is no such indebtedness, shall immediately be returned to the Borrower.

Section 13.3 PROVISIONS SUBJECT To APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 14 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Credit Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “the Administrative Agent” shall mean “the Administrative Agent and any subsequent administrative agent,” the word “Pro pert “ shall include any portion of the Property and any interest therein, and the phrases “attorneys’ ‘ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by the Administrative Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 15 - MISCELLANEOUS PROVISIONS

Section 15.1 No ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Administrative Agent, but only by an agreement in writing signed by (i) the Borrower; and (ii) the Administrative Agent (acting with the consent of the Required Lenders or, to the extent required by Section 9.02 of the Credit Agreement, each of the Lenders).

Section 15.2 SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent and their respective successors and assigns forever.

Section 15.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

Section 15.4 HEADINGS. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 SUBROGATION. If any or all of the proceeds of the Loans and the Credit Agreement have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, the Administrative Agent shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of the Administrative Agent and are merged with the lien and security interest created herein as cumulative security for the repayment and performance of the Obligations, the performance and discharge of the Borrower’s obligations hereunder, under the Credit Agreement and the other Loan Documents.

Section 15.7 ENTIRE AGREEMENT. This Security Instrument and the other Loan Documents constitute the entire understanding and agreement between the Borrower and the Administrative Agent with respect to the transactions arising in connection with the Loans and Obligations and supersede all prior written or oral understandings and agreements between the Borrower and the Administrative Agent with respect thereto. The Borrower hereby acknowledges that, except as incorporated in writing in Credit Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by the Administrative Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Credit Agreement, this Security Instrument and the other Loan Documents.

Section 15.8 LIMITATION ON THE ADMINISTRATIVE AGENT’S RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon the Administrative Agent, nor shall it operate to make the Administrative Agent responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, license; employee or stranger. Nothing herein contained shall be construed as constituting the Administrative Agent a “mortgagee in possession.” The Administrative Agent will hold in accordance with this Security Instrument all items of the Property at any time received under this Security Instrument as collateral security for the Obligations. It is expressly understood and agreed that the obligations of the Administrative Agent as holder of the Property and interests therein and with respect to the disposition thereof, and otherwise under this Security Instrument, are only those expressly set forth in this Security Instrument. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement.

Article 16 - STATE-SPECIFIC PROVISIONS

Section 16.1 PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 16 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2 INDIANA.

(a) Maturity. The Loans have a final maturity date of November 24, 2015.

(b) Future Obligations and Advances. This Security Instrument is intended to secure future obligations and advances made under Credit Agreement and/or under the other Loan Documents, and all modifications, extensions and renewals of any of the foregoing, with the same priority as if made on the day of execution of this Security Instrument, up to a maximum amount of Two Hundred Million Dollars ($200,000,000), pursuant to Indiana Code § 32-29-1- 10. The maximum amount stated in the preceding sentence does not affect or alter the principal amount that the Borrower is entitled to borrow under the Credit Agreement and/or under any of the Loan Documents, and may be in excess of permitted borrowing to cover expenses, accrued interest, costs of collection and the like.

(c) Financing Statements. the Administrative Agent is hereby authorized to execute and file on behalf of the Borrower, without the signature of the Borrower, any financing statement deemed necessary or appropriate by the Administrative Agent in order to further evidence, perfect or continue the security interest granted herein, or in any other Loan Document.

(d) Collection Cost Recovery. This Security Instrument shall secure, and the Administrative Agent shall be entitled to collect from the Borrower and add to the obligations incurred by the Borrower under the Loans, including, without limitation, in any proceeding to enforce this Security Instrument or foreclose upon the Property, all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by the Administrative Agent incurred in preparation for, contemplation of or in connection with the enforcement of this Security Instrument and/or the collection of the obligations.

(e) Disclosure Law. The Borrower has complied, and will comply, with the Indiana Responsible Property Transfer Law, Indiana Code § 13-25-3-1 et seq. (the “Disclosure Law”), by (A) the completion and delivery to the Administrative Agent of a disclosure document in the form required by the Disclosure Law (the “Disclosure Document”), (B) the timely recording in the Office of the Recorder of the County in which the Property is located of a Disclosure Document, and (C) the timely filing in the Office of the Indiana Department of Environmental Management, of the Disclosure Document; or the Borrower has determined after diligent investigation that the Property does not constitute “Property” under the Disclosure Law and therefore delivery, filing and recording of a Disclosure Document is not required. Failure by the Borrower to fully comply with the Disclosure Law shall constitute an Event of Default hereunder, and the Administrative Agent shall be entitled to pursue any and all remedies provided herein, or in the Disclosure Law.

(f) Non-Waiver. Nothing in this Security Instrument is intended to constitute a waiver of deficiency under Indiana Code §32-29-7-5, nor a consent by the Administrative Agent to such a waiver.

(g) Receiver. The Borrower agrees that the Administrative Agent shall be entitled to the appointment of a receiver as a matter of rights in accordance with Indiana Code § 32-30-5-1 (4) (C) in any action by the Administrative Agent seeking to foreclose this Security Instrument.

(h) No Joint Venture. Nothing contained in this Security Instrument or any other Loan Document is intended to create a partnership, joint venture or association between the Borrower and the Administrative Agent or in any way make the Administrative Agent a coprincipal with the Borrower with reference to the Property, and any inferences to the contrary are hereby expressly negated.

(i) Tradenames. The Borrower warrants that the Borrower does business under no other names with respect to the Security Instrument and the Property. The Borrower shall immediately notify the Administrative Agent in writing of any change in the name of, and the use of any tradenames by, the Borrower and, upon request of the Administrative Agent, shall execute any additional financing statements and other certificates required to reflect any change in name or tradenames and shall execute and file any assumed name certificate required by applicable laws including, without limitation, Indiana Code § 23-151-1.

(j) Subrogation; Waiver. If any of the proceeds of the Loans or the Credit Agreement are utilized to pay off outstanding liens against all or any part of the Property, the Administrative Agent shall be subrogated to any and all rights, superior titles, liens and equities owned or claimed by any owner or holder of any such outstanding liens and debts, however remote, regardless of whether said liens or debts are acquired by the Administrative Agent by assignment, or are released by the holder thereof upon payment. The Borrower, any Guarantors and any endorsers hereof or of the Credit Agreement or of any other Loan Document jointly and severally waive absolutely and unconditionally any and all rights of subrogation to the rights of the Administrative Agent hereunder or under any other Loan Document. All guaranties and endorsements of any Loan Document shall contain a waiver of subrogation approved by the Administrative Agent.

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IN WITNESS WHEREOF, the Borrower has executed this Security Instrument as of the day and year first above written.

BORROWER:

HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation

By:	/s/ Robert H.B. Baldwin, Jr.
Name: Robert H.B. Baldwin, Jr.
Title: President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF New Jersey

COUNTY OF MERCER

BEFORE ME, the undersigned, a Notary Public in and for the above-named County and State, this 20th day of January, 2011, personally appeared Robert Baldwin, Jr , as President & Chief Financial Officer of Heartland Payment Systems, Inc., a Delaware corporation, and acknowledged the execution of the foregoing Mortgage and Security Agreement.

WITNESS my hand and notarial seal.

/s/ Antoinette Battiato
Notary Public

My Commission expires:

10/5/2013

Antoinette Battiato
Printed Name
Resident of MERCER County.

This instrument was prepared by:

Keith D. Mull

MULL & HEINZ, LLC

2867 Charlestown Road

New Albany, Indiana 47150

(812) 206-2315

* I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law. Keith D. Mull

EXHIBIT A

LEGAL DESCRIPTION

The following is a legal description prepared this 17th day of February, 2006, of real property being a part of Survey #14 of the Illinois Grant, Utica Township, Clark County, Indiana, being depicted in a survey by Paul Primavera & Associates, Job No. 05-10450, more particularly described as follows:

Commencing at the North corner of said Survey #14; thence along the Northwest line of said Survey #14 South 54° 35' 43" West 813.21 feet to the East corner of said Survey #23; thence continuing South 54° 35' 43" West 74.58 feet to the Southwesterly right-of-way line of Centennial Boulevard; thence along said right-of-way as follows: along a non-tangent curve to the right (said curve having a radius of 670.00 feet, a chord bearing South 49° 10' 33" East, and a chord length of 498.08 feet) a distance of 510.33 feet; thence South 27° 21' 20" East 94.18 feet; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 18° 07' 00" West, and a chord length of 42.08 feet) a distance of 46.64 feet; thence South 63° 35' 21" West 39.50 feet; thence South 26° 24' 39" East 60.00 feet; thence North 63° 35' 21" East 40.49 feet; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 71 ° 53' 00" East, and a chord length: of 42.78 feet) a distance of 47.63 feet; thence South 27° 21' 20" East 97.54 feet; thence along a tangent curve to the right (said curve having a radius of 1970.00 feet, a chord bearing South 17° 29' 58" East, and a chord length of 674.44 feet) a distance of 677.78 feet to a Jacobi, Toombs, and Lanz pin and cap at the East corner of that property conveyed to WBW Real Estate, LLC, in Instrument #200521211 and the point of beginning; thence continuing on a curve to the right (said curve having a radius of 1970.00 feet, a chord bearing South 00° 19' 39" East, and a chord length of 501.68 feet) a distance of 503.05 feet to a #5 reinforcing bar with a yellow plastic cap stamped “Primavera & Assoc. #0049", hereinafter this type of monument is referred to as a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 52° 26' 21" West, and a chord length of 42.43 feet) a distance of 47.13 feet to a capped reinforcing bar; thence North 82° 34' 10" West 39.99 feet to a capped reinforcing bar; thence South 07° 25' 50" West 60.00 feet to a capped reinforcing bar; thence South 82° 34' 10" East 38.61 feet to a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 30.00 feet, a chord bearing South 36° 26' 16" East, and a chord length of 41.61 feet) a distance of 45.98 feet; thence South 09° 41' 43" West 146.95 feet to a capped reinforcing bar; thence along a tangent curve to the left (said curve having a radius of 662.62 feet, a chord bearing South 11 ° 52' 04" East, and a chord length of 487.06 feet) a distance of 498.75 feet to a capped reinforcing bar; thence South 33° 25' 51" East 291.35 feet to a capped reinforcing bar; thence leaving said right-of-way North 54° 52' 12" East 26.58 feet; thence South 35° 02' 26" East 291.42 feet; thence South 56° 38' 45" West 21.35 feet to a capped reinforcing bar, thence South 20° 29' 41" East 59.96 feet; thence South 32° 54' 41" East 268.85 feet; thence South 08° 04' 47" East 105.63 feet; thence South 23° 03' 58" West 84.57 feet; thence South 23° 04' 45" West 53.43 feet; thence South 22° 27' 07" West 54.46 feet; thence South 23° 32' 26" West 54.27 feet; thence South 25° 28' 29" West 10.26 feet; thence South 54° 27' 35" West 33.66 feet to a capped reinforcing bar; thence South 33° 20' 49" East 16.52 feet to that property conveyed to the State of Indiana in Deed Drawer 14, Instrument 7253; thence along the Northwest line of said property South 54° 04' 58" West 147.82 feet to a capped reinforcing bar on the northeasterly right-of-way of Port Road; thence along said right-of-way as follows: North 42° 51' 36" West 845.83 feet to a capped reinforcing bar; thence along a tangent curve to the right (said curve having a radius of 2774.96 feet; a chord bearing North 37° 45' 04" West, and a chord length of 494.28 feet) a distance of 494.93 feet to a capped reinforcing bar; thence North 19° 09' 47" West 391.19 feet to a capped reinforcing bar; thence North 32° 29' 21" West 302.03 feet to a capped reinforcing bar; thence North 25° 50' 08" West 328.61 feet to a capped reinforcing bar; thence along a tangent curve to the left (said curve having a radius of 1366.28 feet, a chord length of 37.33 feet) a distance of 37.33 feet to a Jacobi, Toombs, and Lanz pin and cap at the South corner of that property conveyed to WBW Real Estate, LLC, in Instrument #200521211; thence along the Southeast line of said property North 63° 21' 03" East 1111.71 feet to the point of beginning, containing 35.728 Acres, more or less.

Being a part of those properties conveyed to North Port Development Corporation in Deed Drawer 27, Instrument 8795, Deed Drawer 29, Instrument 17322, and Deed Drawer 29, Instrument 17323.